UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)

(504) 729-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

     On December 23, 2004, Stewart Enterprises, Inc. (the “Company”) entered into new indemnity agreements with the following executive officers and outside directors:

Kenneth C. Budde, President and Chief Executive Officer
Thomas M. Kitchen, Executive Vice President and Chief Financial Officer
Lawrence B. Hawkins, Executive Vice President and President-Investors Trust, Inc.
Brent F. Heffron, Executive Vice President and President-Southern Division
Michael K. Crane, Sr., Senior Vice President and President-Central Division
G. Kenneth Stephens, Jr., Senior Vice President and President-Eastern Division
Randall L. Stricklin, Senior Vice President and President-Western Division
Everett N. Kendrick, Senior Vice President and President-Sales and Marketing Division
William E. Rowe, Chairman of the Board
John P. Laborde, Director
Alden J. McDonald, Director
James W. McFarland, Director
Michael O. Read, Director
Ashton J. Ryan, Jr., Director
Frank B. Stewart, Director

     The indemnity agreements provide, among other things, that the Company will indemnify the above executive officers and directors to the fullest extent permitted by Article VI of the Articles of Incorporation of the Company, for expenses or costs including, without limitation, attorney’s fees, judgments, punitive or exemplary damages, fines, excise taxes and amounts paid in settlement in which he is or may be made a party by reason of his position as an officer or other agent of the Company.

     The description above of the indemnity agreements are not complete and are qualified in their entirety by the actual terms of the agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended October 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
December 28, 2004	/s/ Michael G. Hymel
Michael G. Hymel
Vice President Corporate Controller Chief Accounting Officer